As filed with the Securities and Exchange Commission on November 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPAY HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1496050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tyler B. Dempsey, Esq.

General Counsel

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David W. Ghegan, Esq. Heather M. Ducat, Esq. Troutman Sanders LLP 600 Peachtree Street, NE Suite 3000 Atlanta, Georgia 30308 (404) 885-3000	Maripat Alpuche, Esq. Roxane F. Reardon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering				—
Class A common stock, par value $0.0001 per share	(1)	(2)
Preferred Stock	(1)	(2)
Warrants	(1)	(2)
Rights	(1)	(2)
Units	(1)	(2)
Debt Securities	(1)	(2)		—
Total Primary Offering	(1)	(2)	$250,000,000.00	$32,450.00(3)
Secondary Offering				—
Class A common stock	25,670,034(4)	$13.99	$359,123,775.66(5)	$46,614.27(5)
Class A common stock	3,731,904(6)	$13.99	$52,209,336.96(5)	$6,776.78(5)
Total Registration Fee				$85,841.05

(1)

With respect to the primary offering, this registration statement registers such indeterminate number of shares of Class A common stock and preferred stock, and such indeterminate number of warrants or rights to purchase Class A common stock or preferred stock, and such indeterminate number of units and debt securities as shall have an aggregate initial offering price not to exceed $250 million or the equivalent in foreign currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A common stock and preferred stock as may be issued upon conversion, exchange or exercise of debt securities, preferred stock, warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act, based on the proposed maximum aggregate offering price.
(4)

Includes shares of Class A common stock issuable upon the exchange of Post-Merger Repay Units (defined below) pursuant to the terms of an Exchange Agreement (defined below) between the Company and the holders of the Post-Merger Repay Units. This registration statement also relates to an indeterminate number of additional shares of Class A common stock which may be issued with respect to such shares of common stock by way of stock splits, stock dividends or similar transactions.

(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $13.99, which is the average of the high and low prices of the Class A common stock as reported on The Nasdaq Capital Market on November 21, 2019, which date is within five business days prior to filing this Registration Statement.

(6)

Represents shares of Class A common stock issuable upon the exchange of up to 3,731,904 Post-Merger Repay Units (defined below) that may be issued to certain of the Selling Securityholders pursuant to the terms of the Merger Agreement (defined below), subject to the achievement of performance milestones. Such Post-Merger Repay Units may be exchanged pursuant to the terms of an Exchange Agreement (defined below) between the Company and the holders of the Post-Merger Repay Units. This registration statement also relates to an indeterminate number of additional shares of Class A common stock which may be issued with respect to such shares of common stock by way of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

On July 11, 2019, Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Hawk Parent and certain other parties thereto (such Domestication, Merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation (the “Company”). Class A ordinary shares and Class B ordinary shares of Thunder Bridge issued and outstanding immediately prior to the Closing converted into Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”). In connection with the Closing, the Company entered into an exchange agreement (the “Exchange Agreement”) with Hawk Parent and the other holders of units representing limited liability company interests of Hawk Parent as the surviving company following the Merger (the “Post-Merger Repay Units”) which provides such other holders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock.

Our Class A common stock is currently traded on The Nasdaq Capital Market under the symbol “RPAY”.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED NOVEMBER 22, 2019

PRELIMINARY PROSPECTUS

REPAY HOLDINGS CORPORATION

$250,000,000

Class A Common Stock

Preferred Stock

Warrants

Rights

Units

Debt Securities

29,401,938 Shares of Class A Common Stock Offered by the Selling Securityholders

We may offer and sell up to $250 million in the aggregate of the securities identified above, and the selling securityholders named in this prospectus (the “Selling Securityholders”) may offer and sell up to 29,401,938 shares of Class A common stock that may be issued upon exchange of such Selling Securityholder’s units representing limited liability company interests of Hawk Parent Holdings LLC (“Hawk Parent” and such units, the “Post-Merger Repay Units”), in each case from time to time in one or more offerings. The Exchange Agreement (defined below) and certain Support Agreements, by and among Hawk Parent and certain holders of Post-Merger Repay Units, provide that the Post-Merger Repay Units may not be exchanged for Class A common stock until the six-month anniversary of the date of the consummation of the Business Combination (defined below), and the filing of this registration statement does not constitute a waiver of such restrictions or any other lock-up or similar contractual transfer restrictions with respect to our securities. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of their shares. The Selling Securityholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold under this prospectus without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RPAY”. On November 21, 2019, the closing price of our Class A common stock was $13.80.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, and as such, have elected to comply with certain reduced public company reporting requirements.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation and its subsidiaries. References to “Thunder Bridge” refer to Thunder Bridge Acquisition, Ltd. prior to the consummation of the Business Combination.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell securities from time to time and in one or more offerings up to an aggregate amount of $250 million and the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

Each time we or any of the Selling Securityholders offer and sell securities using this prospectus, we or such Selling Securityholders will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements our industry and market sizes, future opportunities for us and our estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this prospectus, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the Business Combination; a delay or failure to integrate and realize the benefits of the acquisition of TriSource Solutions, LLC (“TriSource”) and any difficulties associated with operating in the back-end processing markets in which we do not have any experience; a delay or failure to integrate and realize the benefits of the acquisition of APS Payments (“APS”) and any difficulties associated with marketing products and services in the business-to-business vertical market in which we do not have any experience; changes in the payment processing market in which we compete, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that we target; risks relating to our relationships within the payment ecosystem; risk that we may not be able to execute our growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to us; and the risk that we may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about us or the date of such information in the case of information from persons other than us, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this prospectus. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

THE COMPANY

The Company

We provide integrated payment processing solutions to industry-oriented markets in which merchants have specific transaction processing needs. Our proprietary, integrated payment technology platform reduces the complexity of the electronic payments process for merchants, while enhancing their consumers’ overall experience. We charge our clients processing fees based on the volume of payment transactions processed and other transaction or service fees. We processed approximately $7.5 billion of total card payment volume in 2018.

Background

Repay Holdings Corporation was originally known as Thunder Bridge Acquisition, Ltd., a special purpose acquisition company incorporated as a Cayman Islands exempted company, which consummated its initial public offering (“IPO”) in June 2018. On July 11, 2019, Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Hawk Parent and certain other parties thereto (such Domestication, Merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”). In connection with the closing (the “Closing”) of the Business Combination, Thunder Bridge changed its name to Repay Holdings Corporation.

Pursuant to the Business Combination, Thunder Bridge’s then issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted, on a one-for-one basis, into shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”). In addition, pre-Business Combination equityholders of Hawk Parent received as consideration for their existing limited liability company interests of Hawk Parent an amount of cash and a number of Post-Merger Repay Units (holders of such Post-Merger Repay Units collectively, the “Repay Unitholders”). In connection with the issuance of such Post-Merger Repay Units, the Company issued to Hawk Parent, as the surviving company following the Merger, 100 shares of Class V common stock of the Company, and Hawk Parent distributed one share of Class V common stock to each holder of Post-Merger Repay Units. The rights of holders of our common stock are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), which are described in our Current Report on Form 8-K, initially filed with the Securities and Exchange Commission on July 17, 2019 (as amended on August 14, 2019, the “Closing 8-K”), which is incorporated herein by reference. See the sections entitled “Description of Capital Stock” and “Selling Securityholders—Material Relationships with Selling Securityholders.”

Additional Information

Our principal executive offices are located at 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305. Our telephone number is (404) 504-7472. Our website address is www.repay.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, future acquisitions, satisfaction of earnout obligations from prior acquisitions, purchases of all or some of the Company’s outstanding warrants, the repayment of outstanding indebtedness and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. The Company and each holder of Post-Merger Repay Units will bear its own expense regarding any exchange of Post-Merger Repay Units for shares of Class A common stock, except that we will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that we issue the shares of Class A common stock in the name of another holder).

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation (the “Certificate of Incorporation”), our Bylaws (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 2,200,001,000 shares, consisting of (i) 200,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, and 1,000 shares of Class V common stock, par value $0.0001 per share.

As of November 19, 2019, there were outstanding 39,430,397 shares of Class A common stock, 100 shares of Class V common stock (with Hawk Parent holding any shares of Class V common stock in treasury that are not issued to Repay Unitholders), no shares of preferred stock outstanding, and 33,800,000 warrants outstanding, consisting of 25,800,000 Public Warrants (as defined below) and 8,000,000 Private Warrants (as defined below). We refer to outstanding Public Warrants and Private Warrants collectively as the “Warrants”.

Class A Common Stock

The Class A common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation.

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, have no voting power with respect to, and are not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend Rights. Subject to applicable law and preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

The Class V common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class V common stock issued in connection with the Business Combination are fully paid and non-assessable.

Voting rights. The holders of the Class V common stock are entitled to a number of votes that is equal to the product of (x) the total number of Post-Merger Repay Units held by such holder as set forth in the books and records of Hawk Parent multiplied by (y) an exchange rate defined in that certain Exchange Agreement (the “Exchange Agreement”), dated July 11, 2019, among the Company, Hawk Parent and other Repay Unitholders, on all matters on which stockholders generally or holders of Class V common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Company’s capital stock). The holders of shares of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock do not participate in any dividends declared by our board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V common stock are not entitled to receive any assets of the Company.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and Retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger Repay Units, such share will automatically be transferred to the Company for no consideration and thereupon will be retired. The Company will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger Repay Units in accordance with the governing documents of Hawk Parent.

Preferred Stock

No shares of Preferred Stock were issued or outstanding immediately after the completion of the Business Combination. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Class A common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A common stock. At present, we have no plans to issue any Preferred Stock.

Existing Warrants

We have outstanding Warrants exercisable for shares of Class A common stock, which were issued under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent and the Company, as the successor to Thunder Bridge (the “Warrant Agreement”). As a result of the Domestication and the Business Combination, and upon the execution of an amendment to the Warrant Agreement, (i) each of Thunder Bridge’s outstanding Warrants, which prior to the Business Combination entitled the holder thereof to purchase one Class A ordinary share of Thunder Bridge at an exercise price of $11.50 per share, became exercisable for one-quarter of one share of Class A common stock of the Company at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), subject to the adjustments provided in the Warrant Agreement (ii) each holder of a Warrant issued in Thunder Bridge’s initial public offering (the “Public Warrants”) received, for each such Warrant, a cash payment of $1.50 (although the holders of the Warrants issued in a private placement (the “Private Warrants”) waived their rights to receive such payment) and (iii) each Private Warrant became redeemable and exercisable on the same basis as the Public Warrants.

Pursuant to the Warrant Agreement, a holder of Warrants may exercise its Warrants only for a whole number of shares of Class A common stock of the Company. Therefore, only four warrants or a multiple of four warrants may be exercised at any given time by a Warrant holder. No fractional shares will be issued upon exercise of the Warrants. For example, if a Warrant holder only holds one Warrant to purchase one-quarter of one share of Class A common stock of the Company, such warrant will not be exercisable. However, if a Warrant Holder holds four warrants, such warrants will be exercisable for one share of Class A common stock. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of common stock, or by a split up of the Class A common stock or other similar event), the Company will, upon exercise, round up or down to the nearest whole number the number of Class A common stock to be issued to such holder.

No Warrant is exercisable and the Company is not obligated to issue shares of Class A common stock until such shares have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Warrant holder. If a registration statement covering the Class A common stock issuable upon exercise of the Warrants is not effective within 60 business days from the completion of the Business Combination, or at any time thereafter, Warrant holders may, until such time as there is an effective registration statement, exercise Warrants only on a “cashless basis“ pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. We initially filed a registration statement on Form S-3 regarding the Class A common stock issuable upon exercise of the Warrants on August 1, 2019, and such registration statement, as amended, was declared effective on September 24, 2019.

The exercise price and number of Class A common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the

Company’s recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Class A common stock at a price below their respective exercise prices. The Company is also permitted, in its sole discretion, to lower the exercise price at any time prior to the expiration date for a period of not less than 20 business days, provided that the Company provides at least 20 days prior written notice of such reduction to registered holders of the Warrants and that any such reduction will be applied consistently to all of the Warrants. Any such reduction in the exercise price will comply with any applicable regulations under the Federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The Warrants will expire at 5:00 p.m., New York City time on the earlier to occur of (x) the date that is five years from the completion of the Business Combination or (y) the redemption date as fixed by the Company pursuant to the Warrant Agreement, if the Company elects to redeem all Warrants as described below. Each outstanding Warrant not exercised on or before the expiration date will become void, and all rights under the Warrants and the Warrant Agreement will cease as of the expiration date.

The Company may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant:

•	at any time while the Warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•

if and only if, the reported last sale price of the shares of the Company’s Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to Warrant holders, and

•

if and only if, there is a current registration statement in effect with respect to the Company’s Class A common stock underlying such Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If Company calls the Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” Whether the Company will exercise its option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the Warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

A Warrant holder will not have the rights or privileges of holders of Class A common stock and any voting rights with respect to the shares underlying any Warrants until they exercise such Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Warrants, each holder will be entitled to such rights with respect to such shares of Class A common stock as provided by applicable law, the Company’s organizational documents and any other applicable agreement.

Warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of 65% of the then-outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, the Company may lower the exercise price or extend the duration of the exercise period of the Warrants in accordance with the Warrant Agreement, without the consent of any holder.

Dividends

Upon completion of the Business Combination, the Company became a holding company with no material assets other than its interest in Hawk Parent. We intend to cause Hawk Parent to make distributions to Repay Unitholders in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement (as defined below) as well as any cash dividends declared by us. The Amended and Restated Operating Agreement of Hawk Parent provides that pro rata cash distributions be made to Repay Unitholders (including us) at certain assumed tax rates.

We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subject to funds legally available therefore. The payment of any cash dividends is within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. The Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or shareholders meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of our board of directors then in office, except that holders of Class V common stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that our board of directors will determine the number of directors who will serve on the board, provided that no more than fifteen directors may serve on our board of directors at any time. The exact number of directors will be fixed from time to time by a majority of our board of directors. Our board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Stockholder Agreements entered into in connection with the Business Combination and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.

Business Combinations

The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that the Company will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which the Company’s Class A common stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, with any “interested stockholder” (as defined in the Certificate of Incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Certificate of Incorporation expressly excludes certain of the Company’s stockholders with whom the Company will enter into stockholders agreements, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Certificate of Incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Certificate of Incorporation could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Certificate of Incorporation provides that at any meeting of our board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be May 31 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as their respective stockholders agreements remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•	the provision requiring an 80% supermajority vote for stockholders to amend the Bylaws; and

•	the provisions providing for a classified board of directors (the election and term of directors);

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding competition and corporate opportunities; and

•	the amendment provision requiring that the above provisions be amended only with an 66 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company (a) arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (x) it would be permitted to undertake the opportunity, financially, legally and contractually, (y) the opportunity would be in line with the Company’s business and (z) the opportunity is one in which the Company has interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Stockholders Agreements

Pursuant to certain stockholders agreements (each, a “Stockholders Agreement,” and collectively the “Stockholders Agreements”) that the Company entered into with CC Payment Holdings, L.L.C. (“Corsair”), Thunder Bridge Acquisition, LLC (the “Sponsor”), John Morris (“Morris”) and Shaler Alias (“Alias” and, together with Morris, the “Repay Founders”) at the Closing in connection with the Merger, the Company agreed to nominate Corsair’s designees and Paul R. Garcia (or, if Mr. Garcia no longer desires to serve on our board of directors or does not meet the requirements of the designee under the Sponsor’s Stockholders Agreement, a person designated by Peter J. Kight (or in the event of his death or incapacity, Robert H. Hartheimer)) to serve on our board of directors for so long as each of them and their respective affiliates beneficially own certain specified percentages of the Company’s Class A common stock. In addition, Morris, who serves as Chief Executive Officer of the Company, and Alias, who serves as President of the Company, will have the right to be designated or nominated as directors of our board of directors so long as they serve the Company in those respective positions pursuant to their Stockholders Agreement, and will have the right to designate one separate director (subject to Corsair approval) if they do not continue to serve, as long as they together beneficially own a certain specified percentage of the Company’s common stock (including Post-Merger Repay Units exchangeable for shares of the Company’s Class A common stock pursuant to the Exchange Agreement). For more information, each of the Stockholders Agreement is described in the Closing 8-K, which is incorporated herein by reference.

Stockholder Registration Rights

The Company, the Sponsor and certain other holders named therein are parties to registration rights agreement dated as of June 18, 2018 and amended as of July 11, 2019 (the “Founder Registration Rights Agreement”), pursuant to which the Sponsor has certain registration rights in respect of its Class A common stock. In addition, in connection with the PIPE Investment, the Company agreed to file a registration statement covering the shares purchased by the PIPE Investors. A registration statement covering both the shares purchased by the PIPE Investors and the Class A common stock pursuant to the Founder Registration Rights Agreement was filed on August 1, 2019 and declared effective on September 24, 2019. Upon the completion of the Business Combination, the Company entered into a Registration Rights Agreement with Corsair and the other Repay Unitholders (the “Repay Unitholders Registration Rights Agreement”) pursuant to which such parties have specified rights to require the Company to register all or a portion of their securities under the Securities Act. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders” for more information regarding the Repay Unitholders Registration Rights Agreement.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, the Company ceased to be a shell company.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our Class A common stock and Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on Nasdaq under the symbol “RPAY”.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time (other than the Warrants described above). Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our Class A common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of Class A common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the number of shares of Class A common stock or preferred stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	if applicable, a discussion of certain federal United States income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS

The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our Class A common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.

We may issue units comprised of Class A common stock, preferred stock, warrants or any combination thereof. Units may be issued in one or more series, independently or together with Class A common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Repay Holdings Corporation, a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. The indenture will not limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including the following terms:

•	the title and type of the debt securities;

•	the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	a discussion of certain U.S. federal income tax considerations; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate.

Certain Terms of the Debt Securities

Covenants. We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

•	we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the indenture for any series of debt securities:

•	failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

•

failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

•

certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

•	we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

•

all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the debt securities of any series;

•	to establish the form or forms or terms of the debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

•	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any debt securities of such series;

•	reduces the principal amount of on any debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any debt securities of such series;

•	reduces the amount payable upon the redemption of any debt securities of such series;

•	changes the currency of payment of principal of or interest on any debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives a default in the payment of principal of or interest on the debt securities;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

•

reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, and Directors. The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee. The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

SELLING SECURITYHOLDERS

Up to 29,401,938 shares of our Class A common stock that are issuable upon exchange of Selling Securityholders’ Post-Merger Repay Units may be offered for resale by the Selling Securityholders under this prospectus from time to time in one or more offerings. The shares that may be issued upon exchange of Post-Merger Repay Units are exchangeable pursuant to the terms of an Exchange Agreement. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders—Exchange Agreement.”

When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus. The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The Exchange Agreement and certain Support Agreements (defined below), by and among Hawk Parent and certain holders of Post-Merger Repay Units, provide that the Post-Merger Repay Units may not be exchanged for Class A common stock until the six-month anniversary of the date of the consummation of the Business Combination, and the filing of this registration statement does not constitute a waiver of such restrictions or any other lock-up or similar contractual transfer restrictions with respect to our securities.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of November 19, 2019 concerning the Class A common stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

Unless otherwise indicated, the address of each beneficial owner listed on the table below is 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305.

	Beneficially Owned Before this Offering					Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Securityholder	Class A Common Stock (1)	% of Class A Common Stock (1)	Class V Common Stock / Post-Merger Repay Units (2)	% of Class V Common Stock / Post-Merger Repay Units (2)	Total Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus (3)	Post- Exchange Class A Common Stock (3)	% of Post- Exchange Class A Common Stock (4)	Class V Common Stock / Post-Merger Repay Units (3)(4)	% of Class V Common Stock / Post-Merger Repay Units (4)
CC Payment Holdings, L.L.C. (5)	0	*	19,564,816	66.3%	19,564,816	0	*	—	*
John Morris (6)	732,675	1.9%	3,658,529	12.4%	3,658,529	732,675	1.9%	—	*
Shaler Alias (7)	293,070	*	3,318,073	11.2%	3,318,073	293,070	*	—	*
Tim Murphy (8)	402,587	1.0%	463,965	1.6%	463,965	402,587	1.0%	—	*
Andrew Alias (9)	50,000	*	697,939	2.4%	697,939	50,000	*	—	*
Jason Kirk (10)	256,436	*	380,903	1.3%	380,903	256,436	*	—	*
William Jacobs (11)	0	*	225,202	*	225,202	0	*	—	*
FTP Securities LLC (12)	500,000	1.3%	375,000	1.3%	375,000	500,000	1.3%	—	*
Susan Perlmutter (13)	198,318	*	169,026	*	169,026	198,318	*	—	*
Kristen Merrill (14)	89,922	*	141,088	*	141,088	89,922	*	—	*
Michael F. Jackson (15)	227,731	*	139,173	*	139,173	227,731	*	—	*
Jake Moore (16)	242,115	*	106,013	*	106,013	242,115	*	—	*
Chris Arnette (17)	5,000	*	49,602	*	49,602	5,000	*	—	*
Pamela Hendee (18)	0	*	39,300	*	39,300	0	*	—	*
Welma Baer (19)	5,000	*	14,460	*	14,460	5,000	*	—	*
Sara Finch (20)	0	*	13,520	*	13,520	0	*	—	*
Aaron Snow (21)	5,000	*	13,518	*	13,518	5,000	*	—	*
Kristen Hoyman (22)	10,000	*	9,859	*	9,859	10,000	*	—	*
Allen Craig (23)	10,000	*	7,317	*	7,317	10,000	*	—	*
David Borosak (24)	0	*	7,317	*	7,317	0	*	—	*
Christina Bracken (25)	0	*	3,660	*	3,660	0	*	—	*
Kelsey Mitchell (26)	3,000	*	3,658	*	3,658	3,000	*	—	*

*	Less than one percent.
(1)	This column does not reflect the ownership of the Post-Merger Repay Units by the Selling Securityholders or the Class A common stock exchangeable therefore.
(2)

Each holder of Post-Merger Repay Units also holds one share of Class V common stock. These columns assume no exchange of the Post-Merger Repay Units and the issuance of all Post-Merger Repay Units that may be issued to all holders pursuant to the terms of the Merger Agreement that are subject to the achievement of performance milestones.

(3)

This column assumes the exchange and sale of all Post-Merger Repay Units held by the Selling Securityholders and offered pursuant to this prospectus but does not assume the exchange or sale of any other Post-Merger Repay Units. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are initially exchangeable for shares of Class A common stock on a one-for-one basis from and after the six-month anniversary of the Closing.

(4)

The calculation of the percentage ownership for each Selling Securityholder assumes the exchange and sale of all Post-Merger Repay Units held by the Selling Securityholder and offered pursuant to this prospectus, but does not assume the exchange or sale of any other Post-Merger Repay Units held by any other Selling Securityholder.

(5)

Represents securities held of record by CC Payment Holdings, L.L.C. (the “Payment Holdings LLC”). Corsair Capital LLC is the general partner of (a) Corsair IV Management AIV, L.P. (“Corsair IV AIV”), which is the general partner of Corsair IV Payment Holdings Partners, L.P. (which holds all of the limited liability company interests of the Payment Holdings LLC), and (b) Corsair IV Management L.P. (“Corsair IV”), which is (i) the managing member of the Payment Holdings LLC, and (ii) the general partner of Corsair IV Payment Holdings Investors, L.P. (the majority limited partner of Corsair IV Payment Holdings Partners, L.P.) (collectively, the “Corsair Entities”). As such, Corsair Capital LLC, Corsair IV and Corsair IV AIV may be deemed to have beneficial ownership of the securities held by the Corsair Entities. The number of Post-Merger Repay Units owned by the Corsair Entities includes up to 2,299,615 Post-Merger Repay Units that may be issued to the Corsair Entities pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). The principal business address for each of the entities and the persons identified in this paragraph is c/o Corsair Capital, 717 Fifth Avenue, 24th Floor, New York, NY 10022.

(6)

Represents securities held of record by (i) John Morris, individually, (ii) the 2018 JAM Family Charitable Trust dated March 1, 2018 (the “JAM Family Charitable Trust”) and (iii) JOSEH Holdings, LLC (together with the JAM Family Charitable Trust, the “Morris Entities”). John Morris owns all of the voting ownership interests of JOSEH Holdings, LLC and serves as the sole member of its board of managers. John Morris is the sole trustee of the JAM Family Charitable Trust. Mr. Morris has voting and investment power over the securities held by the Morris Entities. The number of shares of Class A common stock beneficially owned by John Morris also includes 549,506 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units owned by John Morris includes up to 458,504 Post-Merger Repay Units that may be issued to the Morris Entities pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Morris is an officer and director of the Company.

(7)

Represents securities held of record by (i) Shaler Alias, individually, and (ii) Alias Holdings, LLC (“Alias Holdings”). Shaler Alias owns all of the voting ownership interests of Alias Holdings. He also serves as the sole member of its board of managers. Mr. Alias has voting and investment power over the securities held by Alias Holdings. The number of shares of Class A common stock beneficially owned by Shaler Alias also includes 219,802 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units owned by Mr. Alias includes up to 411,548 Post-Merger Repay Units that may be issued to Mr. Alias and Alias Holdings, LLC pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Alias is an officer and director of the Company.

(8)

Represents securities held of record by (i) Tim Murphy, individually, and (ii) The Murphy Family Irrevocable Trust U/A/D December 31, 2018 (the “Murphy Family Trust”). Mr. Murphy is the investment advisor of the Murphy Trust. Mr. Murphy has voting and investment power over the securities held by the Murphy Trust. The number of shares of Class A common stock beneficially owned by Tim Murphy also includes 329,704 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units owned by Mr. Murphy includes up to 75,415 Post-Merger Repay Units that may be issued to the Murphy Family Trust pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Murphy is an officer of the Company.

(9)

Represents securities held of record by (i) Andrew Alias, individually, and (ii) Winstead Capital, LLC (“Winstead Capital”). Andrew Alias owns all of the voting ownership interests of Winstead Capital. He also serves as the sole member of its board of managers. Andrew Alias has voting and investment power over the securities held by Winstead Capital. The number of shares of Class A common stock beneficially owned by Andrew Alias also includes 50,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units owned by Andrew Alias includes up to 85,746 Post-Merger Repay Units that may be issued to Mr. Alias and Winstead Capital pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Alias is an employee of the Company.

(10)

Includes 192,327 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Jason Kirk includes up to 61,645 Post-Merger Repay Units that may be issued to Mr. Kirk pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Kirk is an officer of the Company.

(11)

Excludes shares listed in footnote 5 above. Mr. Jacobs is an operating partner of Corsair Capital LLC. The number of Post-Merger Repay Units beneficially owned by Mr. Jacobs includes up to 35,880 Post-Merger Repay Units that may be issued to Mr. Jacobs pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Jacobs is a director of the Company.

(12)

FTP Securities LLC whose mailing address is FTP Securities LLC, 555 Mission Street, 23rd Floor, San Francisco, California 94105. Steven McLaughlin has voting and investment power over the securities held by FTP Securities LLP. 500,000 shares of restricted Class A common stock are owned by SF Roofdeck Capital I, LLC. The beneficial owner of SF Roofdeck Capital I, LLC is Steven J. McLaughlin Revocable Trust, an affiliate of FTP Securities LLC. FTP Securities LLC has previously provided the Company with investment banking services and received fees. The number of Post-Merger Repay Units beneficially owned by FTP Securities LLC includes up to 187,500 Post-Merger Repay Units that may be issued to FTP Securities LLC pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones).

(13)

Includes 164,852 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Susan Perlmutter includes up to 25,212 Post-Merger Repay Units that may be issued to Ms. Perlmutter pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Perlmutter is an officer of the Company.

(14)

Includes 75,882 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Kristen Merrill includes up to 20,273 Post-Merger Repay Units that may be issued to Ms. Merrill pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Merrill is an employee of the Company.

(15)

Includes 192,327 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Michael F. Jackson includes up to 24,022 Post-Merger Repay Units that may be issued to Mr. Jackson pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Jackson is an officer of the Company.

(16)

Includes 192,326 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Jake Moore includes up to 18,415 Post-Merger Repay Units that may be issued to Mr. Moore pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Moore is an employee of the Company.

(17)

Includes 5,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Chris Arnette includes up to 8,518 Post-Merger Repay Units that may be issued to Mr. Arnette pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Arnette is an employee of the Company.

(18)

The number of Post-Merger Repay Units beneficially owned by Pamela Hendee includes up to 6,798 Post-Merger Repay Units that may be issued to Ms. Hendee pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Hendee is an employee of the Company.

(19)

Includes 5,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Welma Baer includes up to 2,543 Post-Merger Repay Units that may be issued to Ms. Baer pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Baer is an employee of the Company.

(20)

The number of Post-Merger Repay Units beneficially owned by Sara Finch includes up to 2,351 Post-Merger Repay Units that may be issued to Ms. Finch pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Finch is an employee of the Company.

(21)

Includes 5,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Aaron Snow includes up to 2,351 Post-Merger Repay Units that may be issued to Mr. Snow pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Snow is an employee of the Company.

(22)

Includes 10,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Kristen Hoyman includes up to 1,707 Post-Merger Repay Units that may be issued to Ms. Hoyman pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Hoyman is an employee of the Company.

(23)

Includes 10,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Allen Craig includes up to 1,287 Post-Merger Repay Units that may be issued to Mr. Craig pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Craig is an employee of the Company.

(24)

The number of Post-Merger Repay Units beneficially owned by David Borosak includes up to 1,287 Post-Merger Repay Units that may be issued to Mr. Borosak pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Mr. Borosak is an employee of the Company.

(25)

The number of Post-Merger Repay Units beneficially owned by Christina Bracken includes up to 644 Post-Merger Repay Units that may be issued to Ms. Bracken pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Bracken is an employee of the Company.

(26)

Includes 3,000 shares of restricted Class A common stock that remain subject to vesting. The number of Post-Merger Repay Units beneficially owned by Kelsey Mitchell includes up to 643 Post-Merger Repay Units that may be issued to Ms. Mitchell pursuant to the terms of the Merger Agreement (subject to the achievement of performance milestones). Ms. Mitchell is an employee of the Company.

Material Relationships with the Selling Securityholders

Exchange Agreement

In connection with the Closing, the Company entered into the Exchange Agreement with certain Repay Unitholders, including Corsair, which provides such holders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock (as described below).

Exchange Mechanics

Repay Unitholders other than the Company will, from and after the six-month anniversary of the Closing, at any time and from time to time, be able to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a written notice to both Repay and the Company and surrendering such Post-Merger Repay Units to the Company; however no Repay Unitholder may exchange fewer than 10,000 Post-Merger Repay Units in any single exchange unless exchanging all of the Post-Merger Repay Units held by such holder at such time. The Company may, in its sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger Repay Units surrendered for exchange, pay an amount in cash per Post-Merger Repay Unit equal to the volume weighted average price of the Class A common stock on the date it receives the written notice of the election to exchange from the exchanging Repay Unitholder.

Exchange Ratio

The initial exchange ratio is one Post-Merger Repay Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Units. If the Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Repay Unitholder will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when the Company acquires Post-Merger Repay Units other than through an exchange for its shares of Class A common stock.

Restrictions on Exchange

The Company may refuse to effect an exchange if the Company determines that such exchange would violate applicable law (including securities laws), or not be permitted under other agreements between the exchanging Repay Unitholder and the Company or its subsidiaries. The Company may also limit the rights of Repay Unitholders to exchange their Post-Merger Repay Units under the Exchange Agreement if the Company determines in good faith that such restrictions are necessary to prevent Hawk Parent from being treated as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

Hawk Parent and each Repay Unitholder will bear its own expense regarding any exchange, except that Hawk Parent will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that the Company issue the shares of Class A common stock in the name of another holder).

Tax Receivable Agreement

In connection with the Closing, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the other Repay Unitholders.

As described above, Repay Unitholders (other than the Company) may, subject to certain conditions, from and after the six-month anniversary of the date of the completion of the Business Combination, exchange their Post-Merger Repay Units for shares of Class A common stock of the Company on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases adjustments as set forth therein. Hawk Parent intends to have in effect an election under Section 754 of the Code for each taxable year in which an exchange of Post-Merger Repay Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Hawk Parent at the time of an exchange of Post-Merger Repay Units. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Hawk Parent. These increases in tax basis may reduce the amount of tax that the Company would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by the Company to exchanging Repay Unitholders of 100% of the tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Hawk Parent and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of the Company and not of Hawk Parent. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that the Company would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Hawk Parent as a result of the exchanges and had the Company not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger Repay Units or distributions with respect to Post-Merger Repay Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•

the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Hawk Parent at the time of each exchange;

•

the price of shares of the Company’s Class A common stock at the time of each exchange—the increase in any tax deductions, as well as the tax basis increase in other assets of Hawk Parent, is directly proportional to the price of shares of the Company’s Class A common stock at the time of each exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increase deductions will not be available; and

•

the amount and timing of our income—the Company will be required to pay 100% of tax benefits as and when realized, under the terms of the Tax Receivable Agreement. Except as discussed below with respect to a material breach of a material obligation under the Tax Receivable Agreement, a change of control, or other circumstances requiring an early termination of the Tax Receivable Agreement, if the Company does not have taxable income, it generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have actually been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future exchanges as follows:

•	we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;

•

to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance;

•

we will record the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement; and

•

all of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

The Company expects that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of Hawk Parent, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by Hawk Parent are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax

Receivable Agreement are not conditioned upon continued ownership of us by Repay Unitholders. The rights of each party under the Tax Receivable Agreement other than the Company are assignable.

In addition, the Tax Receivable Agreement provides that, if we materially breach any of our obligations under the Tax Receivable Agreement of if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, the Company’s (or its successor’s) obligations with respect to exchanged or acquired Post-Merger Repay Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, the Company may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including that (i) any Post-Merger Repay Units that have not been exchanged are deemed exchanged for the market value of the shares of Class A common stock at the time of termination, (ii) the Company will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points.

As a result of the change of control provisions and the early termination right, the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.

Decisions made by the Company in the course of running the business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that we will determine. The Company will not be reimbursed for any payments previously made under the Tax Receivable Agreement if a tax item is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the Company’s cash tax savings.

Corsair Stockholders Agreement

In connection with the Closing, the Company entered into a Stockholders Agreement with Corsair (the “Corsair Stockholders Agreement”).

Director Appointments

Pursuant to the Corsair Stockholders Agreement, (i) for so long as Corsair and its affiliates beneficially own at least 12% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select two designees to be nominated for election to our board of directors by the nominating and governance committee (the “Nominating and Governance Committee”) of our board of directors (consisting of one Class I director (whose initial term expires at the Company’s annual meeting of stockholders in 2020, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) and one Class II Director (whose initial term expires at the Company’s annual meeting of stockholders in 2021, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter)) and (ii) for so long as Corsair and its affiliates beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select one designee to be nominated by the Nominating and Governance Committee (with the director’s class depending on which of its prior Corsair designees is then serving, and if none, then Corsair will be entitled to determine whether its designee will be nominated as a Class I Director or a Class II Director (such designees, the “Corsair Designees”).

In the event that William Jacobs ceases to serve as a director of the Company, Corsair will have the right to select one designee to be nominated by the Nominating and Governance Committee as a Class III director (whose initial term expires at the Company’s annual meeting of stockholders in 2022, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) a new independent director (the “New Neutral Director” and, either Mr. Jacobs or the New Neutral Director, the “Neutral Director”); provided that, if at the time of such designation Corsair and its affiliates beneficially own less than 23% of the Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), the Nominating and Governance Committee will have the right to approve any such Neutral Director. Each Corsair Designee and New Neutral Director must be eligible to serve as a director, and the Neutral Director and all but one of the Corsair Designees must also be considered “independent”, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). The Corsair Designees and the New Neutral Director may only be removed with the consent of Corsair, and in the event of any vacancy with respect to the seat of a Corsair Designee or the New Neutral Director, the Company will use its best efforts to fill such vacancy with a person designated by Corsair. The Company has also generally agreed to use its best efforts to cause the Corsair Designees and the Neutral Director to be elected to our board of directors. Additionally, any change in the size of our board of directors requires the consent of Corsair. Each Corsair Designee and the Neutral Director will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards, and will be entitled to the same rights and privileges applicable to all other members of our board of directors, including indemnification and exculpation rights and director and officer insurance.

Corsair Information Access

The Company will also agree to provide Corsair with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. Corsair will be subject to certain confidentiality obligations, but the Corsair Designees and the Neutral Director may share confidential information with Corsair. If Corsair or its affiliate is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” under U.S. Department of Labor regulations (a “VCOC Investment” and, Corsair or such affiliate, a “VCOC Investor”), then so long as the VCOC Investor holds any shares of Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), it will (i) be entitled to receive certain visitation and inspection rights, periodic financial statements and other materials provided to the Company’s board of directors, (ii) have consultation rights with the Company’s officers and directors and other consultation rights reasonably necessary to qualify the VCOC Investor’s investment in the Company as a VCOC Investment, and (iii) if the VCOC Investor requests to receive such information and the rights, the right to receive advance notice of any significant corporate actions (with respect to events which require public disclosure, only following the Company’s public disclosure thereof) and to consult with the Company and its subsidiaries with respect to such corporation action. Any transferee of the VCOC Investor’s shares that are intended to hold a VCOC Investment will have the same rights as the VCOC Investor.

Corsair Transfers

Corsair can transfer its rights under the Corsair Stockholders Agreement to its affiliates. Corsair’s rights under the Corsair Stockholders Agreement (other than with respect to the VCOC Investor) will terminate when it and its affiliates collectively beneficially own less than 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement).

Registration Rights Agreement

In connection with the Closing, the Company entered into the Repay Unitholders Registration Rights Agreement with Corsair and the other Repay Unitholders. Under the Repay Unitholders Registration Rights Agreement, the Repay Unitholders other than the Company are entitled to registration rights that obligate the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) all or any portion of the shares of Class A common stock issuable upon exchange for Post-Merger Repay Units pursuant to the Exchange Agreement (the “Shares”) so long as such Shares are not then restricted under any applicable support agreement or escrow agreement.

Pursuant to the Repay Unitholders Registration Rights Agreement, following written demand by Corsair, the Company will cause to be registered under the Securities Act the number of Shares held by Corsair set forth in such written demand so long as such demand is for a number of Shares with an aggregate offering price of at least $3,000,000 or all of the remaining Shares owned by Corsair. In addition, subject to certain exceptions, Corsair will be entitled under the Repay Unitholders Registration Rights Agreement to require that the Company register the resale of any or all of the Shares of the Repay Unitholders on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration”, so long as such request is for a number of Shares with an aggregate value of at least $2,000,000 or all of the remaining Shares owned by Corsair. If requested in writing by Corsair, the Company will also amend any “shelf registration” to increase the number of Shares registered thereunder, so long as such request is for at least an additional number of Shares with an aggregate value of $1,000,000 or all of the remaining Shares owned by Corsair. Subject to certain customary exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Repay Unitholders Registration Rights Agreement, the Company will give notice to the Repay Unitholders as to the proposed filing and offer the Repay Unitholders an opportunity to register the sale of such number of Shares as requested by the Repay Unitholders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements including Shares for certain events. If the registration is effected through an underwritten offering, the participating Repay Unitholders will agree to lockups that are agreed to by the demanding Repay Unitholder if it was a demand registration or otherwise by the Company.

Under the Repay Unitholders Registration Rights Agreement, the Company has agreed to indemnify the Repay Unitholders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Shares, unless such liability arises from their misstatement or omission, and Repay Unitholders have agreed to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Support Agreements

Simultaneously with the execution of the Merger Agreement (other than Richard E. Thornburgh, who entered into such agreement on May 9, 2019), each of (i) Corsair, (ii) John A. Morris (“Morris”) and Shaler V. Alias (“Alias”) (each of whom are Repay Equity Holders who serve as Company directors) (the “Repay Equity Holder Directors”) and (iii) Jeremy Schein and Richard E. Thornburgh (each of whom are representatives of

Corsair and serve as Company directors) (the “Corsair Directors”) entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge and Repay and their present and future successors and subsidiaries (collectively, the “Covered Parties”).

Voting and Lockup

In the Support Agreements executed by each of Corsair and the Repay Equity Holder Directors, they each agreed to vote all of their Hawk Parent membership interests in favor of the Merger Agreement and related transactions. They also agreed to take certain other actions in support of the Merger Agreement and related transactions. The Support Agreements also prevented them from transferring their voting rights with respect to their Hawk Parent membership interests or otherwise transferring their Hawk Parent membership interests prior to the meeting of the Repay Equity Holders to approve the Merger Agreement and related transactions, except for certain permitted transfers. They also each agreed to a lock-up for a period of six months after the Closing with respect to any securities of the Company or Repay that they receive as Merger Consideration under the Merger Agreement.

Non-Competition and Non-Solicitation

Each Support Agreement signed by an individual director contains non-competition and non-solicitation covenants binding such director to not, for certain specified restricted periods, directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, or be employed by, any business that is primarily engaged in the business of providing electronic payment processing services to merchants in any or all of the payday lending, installment lending, buy-here, pay-here auto lending, collections, debt recovery and accounts receivable management industries. They also agreed to certain non-solicitation and non-interference obligations during the same period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers, and (iii) vendors, suppliers, distributors, agents or other service providers. The Repay Equity Holder Directors are bound to these covenants for a period of two years following the Closing. The Corsair Directors are bound for a period of six months following their departure from the Covered Parties, however, if a Corsair Director ceases to be a director or employee of the Covered Parties because they are no longer affiliated with Corsair, the period lasts only three months following departure. They each also agreed to customary confidentiality requirements. In its Support Agreement, Corsair agreed to certain non-solicitation and non-interference obligations for a period from the Closing until the second anniversary of the Closing with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers, and (iii) vendors, suppliers, distributors, agents or other service providers. Corsair also agreed to customary confidentiality requirements.

Management Agreement

In September 2016, Hawk Parent entered into a management agreement with Corsair Investments, L.P. (“Corsair Investments”), an affiliate of its significant equityholder Corsair, pursuant to which Corsair Investments agreed to provide management and consulting services to Hawk Parent in exchange for fees. This agreement was terminated in connection with the completion of the Business Combination (other than certain limitation of liability and indemnification provisions relating to periods prior to the termination). Hawk Parent paid to Corsair Investments $213,333 in 2016 and $400,000 in each of 2017 and 2018 in respect of management fees under the management agreement. In addition, Hawk Parent reimbursed Corsair Investments approximately $2.9 million in 2016 for certain transaction expenses relating to the acquisition of Repay Holdings, LLC (“Repay Holdings”), and $388,401 in 2017 for certain transaction expenses in connection with acquisitions made by Hawk Parent and its subsidiaries.

Sponsorship Agreement

In January 2018, the Company, through its subsidiary, entered into a sponsorship agreement with CapStar Bank (“CapStar”), an entity formerly affiliated with Corsair, pursuant to which CapStar provides sponsorship to allow the Company to settle processing transactions through the payment networks. During the year ended December 31, 2018 and the nine months ended September 30, 2019, the Company paid approximately $45,000 and $448,000, respectively, to CapStar. The Company maintains relationships with multiple sponsor banks and believes the terms of the transactions described above were comparable to terms it could have obtained in arm’s-length dealings with unrelated third parties.

Employment Agreements

Mr. Morris

We (through our subsidiaries) entered into an employment agreement with Mr. Morris, dated January 21, 2019, which sets forth the terms and conditions of his service as Chief Executive Officer. The employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Morris’s employment agreement, he is entitled to receive an annual base salary of at least $355,000. Mr. Morris is eligible for an annual cash performance-based bonus with a target amount of fifty percent (50%) of his base salary based on the achievement of certain performance objectives as established by our board of directors. Mr. Morris is eligible to participate in our employee benefit plans.

Mr. Morris’s employment agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or by Mr. Morris for “Good Reason,” (as defined in the agreement, which definition includes a non-renewal of the employment term by us), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18 month period following his termination, vesting of time-based equity awards that would have vested during such 18 month period if Mr. Morris had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Morris’s employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

Mr. Alias

We (through our subsidiaries) entered into an employment agreement with Mr. Alias, dated January 21, 2019, which sets forth the terms and conditions of his service as President. The employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Alias’s employment agreement, he is entitled to receive an annual base salary of at least $305,000. Mr. Alias is eligible for an annual cash performance-based bonus with a target amount of fifty percent (50%) of his base salary based on the achievement of certain performance objectives as established by our board of directors. Mr. Alias is eligible to participate in our employee benefit plans.

Mr. Alias’s employment agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or by Mr. Alias for “Good Reason,” (as defined in the agreement, which definition includes a non-renewal of the employment term by us), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18 month period following his termination, vesting of time-based equity awards that would have vested during such 18 month period if Mr. Alias had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is

30 months following termination of employment. Mr. Alias’s employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

Mr. Murphy

We (through our subsidiaries) entered into an employment agreement with Mr. Murphy, dated January 21, 2019, which sets forth the terms and conditions of his service as Chief Financial Officer. The employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Murphy’s employment agreement, he is entitled to receive an annual base salary of at least $275,000. Mr. Murphy is eligible for an annual cash performance-based bonus with a target amount of seventy-five percent (75%) of his base salary based on the achievement of certain performance objectives as established by our board of directors. Mr. Murphy is eligible to participate in our employee benefit plans.

Mr. Murphy’s employment agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or by Mr. Murphy for “Good Reason,” (as defined in the agreement, which definition includes a non-renewal of the employment term by us), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18 month period following his termination, vesting of time-based equity awards that would have vested during such 18 month period if Mr. Murphy had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Murphy’s employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

Mr. Kirk

We (through our subsidiaries) entered into an employment agreement with Mr. Kirk, dated January 21, 2019, which sets forth the terms and conditions of his service as Chief Technology Officer. The employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Kirk’s employment agreement, he is entitled to receive an annual base salary of at least $267,000. Mr. Kirk is eligible for an annual cash performance-based bonus with a target amount of twenty percent (20%) of his base salary based on the achievement of certain performance objectives as established by our board of directors. Mr. Kirk is eligible to participate in our employee benefit plans.

Mr. Kirk’s employment agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or by Mr. Kirk for “Good Reason,” (as defined in the agreement, which definition includes a non-renewal of the employment term by us), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18 month period following his termination, vesting of time-based equity awards that would have vested during such 18 month period if Mr. Kirk had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Kirk’s employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

Ms. Perlmutter

We (through our subsidiaries) entered into an employment agreement with Ms. Perlmutter, dated January 21, 2019, which sets forth the terms and conditions of her service as Chief Revenue Officer. The employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Ms. Perlmutter’s employment agreement, she is entitled to receive an annual base salary of at least $215,000. Ms. Perlmutter is eligible for an annual cash performance-based bonus with a target amount of forty-five percent (45%) of her base salary based on the achievement of certain performance objectives as established by our board of directors. Ms. Perlmutter is eligible to participate in our employee benefit plans.

Ms. Perlmutter’s employment agreement also provides for severance benefits in the event of a termination of her employment by us without “Cause” (as defined in the agreement) or by Ms. Perlmutter for “Good Reason,” (as defined in the agreement, which definition includes a non-renewal of the employment term by us), including payment of an amount equal to the sum of her base salary and target annual bonus for each fiscal year during the 18 month period following her termination, vesting of time-based equity awards that would have vested during such 18 month period if Ms. Perlmutter had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Ms. Perlmutter’s employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

Mr. Jackson

We (through our subsidiaries) entered into an employment agreement with Mr. Jackson, dated January 21, 2019, which sets forth the terms and conditions of his service as Chief Operating Officer. The employment agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Jackson’s employment agreement, he is entitled to receive an annual base salary of at least $242,000. Mr. Jackson is eligible for an annual cash performance-based bonus with a target amount of twenty-five percent (25%) of his base salary based on the achievement of certain performance objectives as established by our board of directors. Mr. Jackson is eligible to participate in our employee benefit plans.

Mr. Jackson’s employment agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or by Mr. Jackson for “Good Reason,” (as defined in the agreement, which definition includes a non-renewal of the employment term by us), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18 month period following his termination, vesting of time-based equity awards that would have vested during such 18 month period if Mr. Jackson had remained employed and continued eligibility to vest in performance-based equity awards during such 18 month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Jackson’s employment agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.

The summary of the employment agreements described herein are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Founders’ Stockholders Agreement

In connection with the Closing, the Company entered into a Stockholders Agreement with Corsair (the “Founders’ Stockholders Agreement”).

Director Appointments

Under the Founders’ Stockholders Agreement, each Repay Founder will, upon the Closing, serve on our board of directors (with Alias being a Class I Director and Morris being a Class III Director). The Founders’ Stockholders Agreement provides that (i) if Morris ceases to serve as Chief Executive Officer of the Company, he will immediately resign as a director and will no longer be entitled to be designated to our board of directors, and (ii) if Alias ceases to serve as President of the Company, he will immediately resign as a director and no longer be entitled to be designated to our board of directors. If Morris and/or Alias resign, upon their termination the Repay Founders together will be entitled to designate one designee for nomination to our board of directors as an independent director to replace the resigning director(s) (but no more than one independent director in total), which independent director will be subject to the approval of Corsair if Corsair and its affiliates collectively beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement) (the “Independent Founder Designee” and together with either Repay Founder if serving as a designee under the foregoing provisions, the “Founder Designees”).

Each Founder Designee must be eligible to serve as a director, and the Independent Founder Designee must be independent, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). The Repay Founders serving as Founder Designees may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, the Company will use its best efforts to fill such vacancy with such person as designed by the Repay Founders (and approved by Corsair, if applicable). The Company also agrees to use its best efforts to cause the Founder Designees to be elected to our board of directors. Additionally, any change in the size of our board of directors requires the consent of the Repay Founders. The Repay Founders will not be entitled to compensation (other than as officers of the Company and expense reimbursements), but the Independent Founder Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards. Each Founder Designee will be entitled to the same rights and privileges applicable to all other members of board of directors, including indemnification and exculpation rights and director and officer insurance.

Repay Founder Information Access

The Company will also agree to provide the Repay Founders with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. The Repay Founders will be subject to certain confidentiality obligations, but any Founder Designee may share confidential information with the Repay Founders.

Founder Transfers

Each Repay Founder can transfer his rights under the Founders’ Stockholders Agreement to his affiliates, and upon death, to his estate and heirs or to a trust that he controls for the benefit of his immediate family members. The Repay Founders’ rights under the Founders’ Stockholders Agreement will terminate when they and their affiliates collectively beneficially own less than 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement) (but the Morris and Alias will still be required to resign as directors upon the termination of their service as Chief Executive Officer and President, respectively). Any actions and determinations by the Repay Founders under their Stockholders Agreement will be determined by the holders of a majority of the Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement) held by the Repay Founders.

This summary is qualified in its entirety by reference to the text of the Founders’ Stockholder Agreement, which is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We or the Selling Securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold by us pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

Sales of the securities may be made on one or more exchanges or in the over-the-counter market or otherwise, at fixed price or prices, which may be changed, prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The securities may be distributed from time to time in one more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Capital Market;

•

through trading plans entered into by the Company or a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of Class A common stock held by the Selling Securityholders that qualify for sale pursuant to Rule 144 of the Securities Act (“Rule 144”) may be sold by the Selling Securityholders under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We and the Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any Selling Securityholder or borrowed from us or any Selling Securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we and the Selling Securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, we or the Selling Securityholders may engage broker-dealers or agents, who may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Neither we nor any Selling Securityholder can presently estimate the amount of any such compensation.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Each time we or the Selling Securityholders offer and sell securities using this prospectus, a prospectus supplement will be provided that will describe the terms of the offering of the securities, including:

•	the name or names of agents, dealers or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we or the Selling Securityholders will receive from the sale;

•	any options under which underwriters may purchase additional securities from us or the Selling Securityholders;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any market on which the securities may be listed.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

The validity of the securities offered by the Company have been passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Thunder Bridge Acquisition, Ltd. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries as of December 31, 2018 and for the year ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries at December 31, 2017 and 2016 and for the year ended December 31, 2017 and the period from inception through December 31, 2016 and the period from January 1, 2016 to August 31, 2016 incorporated by reference herein have been audited by Warren Averett, LLC, independent registered public accounting firm, as set forth in their report thereon and are so incorporated in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of TriSource Solutions, LLC as of and for the year ended December 31, 2018 have been incorporated by reference herein in reliance upon the report of Honkamp Krueger & Co, P.C., upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is www.repay.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 26, 2019 (File No. 001-38531);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  15, 2019, July  10, 2019 and November 14, 2019, respectively (File No. 001-38531);

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January  22, 2019, February  12, 2019, April  17, 2019, May  9, 2019, May  21, 2019, May  29, 2019, June  20, 2019, July  10, 2019, July 17, 2019 as amended on August  14, 2019, July  26, 2019, August 14, 2019 as amended on September  20, 2019, August  19, 2019, September  23, 2019, October  15, 2019 and November 22, 2019 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531); and

•

the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38531), filed with the SEC on June 15, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters above under the section entitled “The Company.”

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Amount
SEC registration fee		$85,841.05
FINRA fees		100,449.72
Trustee’s fees		*
Printing expenses		*
Rating agency fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1†	Amended and Restated Agreement and Plan of Merger, dated effective January 21, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on January 22, 2019).

2.2†	First Amendment to Agreement and Plan of Merger dated February 11, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on February 12, 2019).

2.3†	Second Amendment to Agreement and Plan of Merger dated May 9, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).

2.4†	Third Amendment to Agreement and Plan of Merger dated June 19, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 20, 2019).

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

4.1	Specimen Warrant certificate of Thunder Bridge (incorporated by reference to Exhibit 4.3 of Thunder Bridge’s Form S-1 (File No. 333-224581), filed with the SEC on June 8, 2018).

4.2	Warrant Agreement, dated June 18, 2018, between Thunder Bridge and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).

4.3	Amendment of Warrant Agreement, dated July 11, 2019, between Thunder Bridge and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.5 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

4.4*	Form of Specimen Certificate of Preferred Stock

4.5*	Form of Warrant Agreement

4.6*	Form of Warrant Certificate

4.7*	Form of Rights Agreement

4.8*	Form of Unit Agreement, including Form of Unit Certificate

4.9	Form of Indenture

5.1	Opinion of Troutman Sanders LLP

10.1	Exchange Agreement, dated July 11, 2019, by and among the Company, Repay and the other holders of Class A units of Repay (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.2	Tax Receivable Agreement, dated July 11, 2019, by and among the Company and the other Repay Unitholders (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

Exhibit No.	Description

10.3	Corsair Stockholders Agreement, dated July 11, 2019, between the Company and Corsair (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.4	Founder Stockholders Agreement, dated July 11, 2019, between the Company, John A. Morris, Shaler V. Alias, The JAM Family Charitable Trust dated March 1, 2018, JOSEH Holdings, LLC and Alias Holdings, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.5	Registration Rights Agreement, dated July 11, 2019, by and among the Company, Repay, and the Repay Unitholders (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).

10.6	Company Sponsor Support Agreement, by Corsair, dated January 21, 2019 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (001-38531), filed with the SEC on May 9, 2019.

10.7	Corsair Director Support Agreement, dated as of January 21, 2019, by Jeremy Schein (incorporated by reference to Exhibit 10.15 of the Company’s Form S-4 (File No. ), filed with the SEC on June 20, 2019).

10.8	Corsair Director Support Agreement, dated as of May 9, 2019, by Richard E. Thornburgh in favor of Thunder Bridge and Repay (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (001-38531), filed with the SEC on May 9, 2019).

10.9	Company Equity Holder Support Agreement, dated as of January 21, 2019, by John A. Morris (incorporated by reference to Exhibit 10.17 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.10	Company Equity Holder Support Agreement, dated as of January 21, 2019, by Shaler V. Alias (incorporated by reference to Exhibit 10.18 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.11+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and John Morris (incorporated by reference to Exhibit 10.24 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.12+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Shaler Alias (incorporated by reference to Exhibit 10.25 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.13+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Timothy J. Murphy (incorporated by reference to Exhibit 10.26 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.14+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Jason Kirk (incorporated by reference to Exhibit 10.27 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.15+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Susan Perlmutter (incorporated by reference to Exhibit 10.28 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on February 12, 2019).

10.16+	Employment Agreement, dated January 21, 2019, between M & A Ventures, LLC and Michael F. Jackson (incorporated by reference to Exhibit 10.29 of the Company’s Form S-4 (Registration No. 333-229616), filed with the SEC on June 20, 2019).

23.1	Consent of Warren Averrett, LLC.

23.2	Consent of Grant Thornton LLP for Hawk Parent Holdings LLC.

Exhibit No.	Description

23.3	Consent of Grant Thornton LLP for Thunder Bridge Acquisition, Ltd.

23.4	Consent of Honkamp Krueger & Co, P.C.

23.5	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page in Part II of this registration statement).

25.1**	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Senior Indenture pursuant to the Trust Indenture Act of 1939

25.2**	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Subordinated Indenture pursuant to the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
+	Indicates a management or compensatory plan.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on November 22, 2019.

REPAY HOLDINGS CORPORATION

/s/ Timothy J. Murphy
Name:	Timothy J. Murphy
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints John Morris, Timothy J. Murphy and Tyler B. Dempsey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ John Morris John Morris	Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2019

/s/ Shaler Alias	President, Director	November 22, 2019
Shaler Alias

/s/ Timothy J. Murphy	Chief Financial Officer (Principal Financial Officer)	November 22, 2019
Timothy J. Murphy

/s/ Thomas Sullivan	Vice President, Corporate Controller (Principal Accounting Officer)	November 22, 2019
Thomas Sullivan

/s/ Richard E. Thornburgh	Director	November 22, 2019
Richard E. Thornburgh

/s/ William Jacobs	Director	November 22, 2019
William Jacobs

Signature	Capacity in Which Signed	Date

/s/ Paul R. Garcia	Director	November 22, 2019
Paul R. Garcia

/s/ Robert H. Hartheimer	Director	November 22, 2019
Robert H. Hartheimer

/s/ Maryann Goebel	Director	November 22, 2019
Maryann Goebel

/s/ Peter J. Kight	Director	November 22, 2019
Peter J. Kight

/s/ Jeremy Schein	Director	November 22, 2019
Jeremy Schein